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Exhibit 3.1
Execution Copy

COMMON SHARES

AGNICO-EAGLE MINES LIMITED

UNDERWRITING AGREEMENT

June 7, 2006

MERRILL LYNCH CANADA INC.
    on behalf of the
    several Underwriters named in
Schedule I hereto and the Sub-Underwriter named herein
c/o Merrill Lynch Canada Inc.
BCE Place
181 Bay Street
Toronto, ON
M5J 2V8

Ladies/Gentlemen:

        Agnico-Eagle Mines Limited, a corporation organized and existing under the laws of Ontario (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I to this agreement (the "Underwriters") an aggregate of 8,455,000 of its common shares (the "Firm Shares"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,268,250 of its common shares (the "Optional Shares"). The Firm Shares and any Optional Shares purchased by the Underwriters are referred to herein as the "Shares". Merrill Lynch Canada Inc. is acting as lead manager (the "Lead Manager") in connection with the offering and sale of the Shares contemplated herein (the "Offering").

        The Company has prepared and filed a preliminary short form base shelf prospectus dated October 27, 2004 (the "Preliminary Base Shelf Prospectus") and a final short form base shelf prospectus dated November 15, 2004 (the "Final Base Shelf Prospectus") in respect of up to US$500,000,000 of the Company's debt securities, common shares and warrants with the Ontario Securities Commission (the "Reviewing Authority") and the Canadian securities regulatory authorities (collectively, the "Qualifying Authorities") in each of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Quebec, Prince Edward Island and Saskatchewan (the "Qualifying Provinces"); and the Reviewing Authority has issued an MRRS decision document under National Policy 43-201- Mutual Reliance Review System for Prospectuses and Annual Information Forms (an "MRRS Decision Document") on behalf of the Qualifying Authorities for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus. The term "Canadian Base Prospectus" means the Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Reviewing Authority issued an MRRS Decision Document with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Qualifying Provinces ("Canadian Securities Laws"), including National Instrument 44-101 — Short Form Prospectus Distributions and National Instrument 44-102 — Shelf Distributions (together, the "Shelf Procedures"). The term "Canadian Preliminary Prospectus" means the prospectus supplement (the "Canadian Preliminary Prospectus Supplement") relating to the Offering, which excluded certain pricing information, filed with the Canadian Qualifying Authorities on June 5, 2006, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. The term "Canadian Prospectus" means the prospectus supplement (the "Canadian Prospectus Supplement") relating to the Offering, which includes the pricing information omitted from the Canadian Preliminary Prospectus, to be dated the date hereof and filed with the Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus, including all documents incorporated therein by reference.

        The Company filed with the Securities and Exchange Commission (the "Commission") a registration statement under the United States Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations thereunder (the "1933 Act Regulations") on Form F-10 (Registration No. 333-120043) on October 28, 2004 as amended by Amendment No. 1 thereto on November 17, 2004, providing for the registration of up to US$500,000,000 of the Company's debt securities, common shares and warrants. Such registration statement, as amended on November 17, 2004, which includes the Canadian Base Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10, the 1933 Act and the 1933 Act Regulations), each in the form previously delivered to you, including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, became effective pursuant to Rule 467(a) under the 1933 Act on November 17, 2004. Such registration statement at any given time, as amended to such time, including any exhibits and all documents incorporated therein by reference, and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is referred to herein as the "Registration Statement". The Registration Statement at the time it originally became effective is referred to herein as the "Original Registration Statement". In connection with the filing of the Registration Statement, the Company filed with the Commission as of October 28, 2004 an appointment of agent for service of process upon the Company on Form F-X under the 1933 Act (the "Form F-X"), which was amended by Amendment No. 1 thereto filed by the Company with the Commission on June 5, 2006 (the "Amended Form F-X"), The prospectus included in the Original Registration Statement is referred to herein as the "U.S. Base Prospectus". The preliminary prospectus supplement relating to the Shares filed with the Commission on June 5, 2006 pursuant to General Instruction II.L. of Form F-10 (the "U.S. Preliminary Prospectus Supplement") together with the U.S. Base Prospectus is hereafter referred to as the "U.S. Preliminary Prospectus". The prospectus supplement relating to the Shares, filed with the Commission on June 8, 2005 pursuant to General Instruction II.L. of Form F-10 (the "U.S. Prospectus Supplement") together with the U.S. Base Prospectus is hereafter referred to as the "U.S. Prospectus". The U.S. Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the "Pricing Prospectus". Any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time; and the Pricing Prospectus, as supplemented by the information listed in Schedule H hereto, taken together, are hereafter referred to collectively as the "Pricing Disclosure Package". Any reference herein to any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form F-10 that were filed with the Reviewing Authority or the Commission on or before the date of such U.S. Preliminary Prospectus or U.S. Prospectus, as the case may be and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations; and any reference herein to any "amendment" or "supplement" to any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Reviewing Authority or the Commission after the date of such U.S. Preliminary Prospectus or U.S. Prospectus, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by 1933 Act Regulations and (ii) any such document so filed.

        The Company understands that a portion of the Shares to be purchased by Citigroup Global Markets Inc. may be offered and sold in the Qualifying Provinces by Citigroup Global Markets Canada Inc. (the "Sub-Underwriter"), the Canadian investment dealer affiliate of Citigroup Global Markets Inc. pursuant to the Canadian Prospectus. The Sub-Underwriter, subject to the terms and conditions set forth herein, agrees to use reasonable efforts to sell such Shares in the Qualifying Provinces. Any Shares sold by the Sub-Underwriter will be purchased by the Sub-Underwriter from Citigroup Global Markets Inc. at the applicable Closing Date at a price equal to the price set forth in Section 3(a) below or such purchase price less an amount to be mutually agreed upon by the Sub-Underwriter and Citigroup Global Markets Inc., which amount shall not be greater than the underwriting commission set forth in Section 4.

        All references in this Agreement to the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

        In this agreement:

  (a)
  "Applicable Time" means 7:45 p.m. (Toronto time) on the date of this agreement or such other time as agreed to by the Company and the Lead Manager;

  (b)
  "Amended Form F-X" has the meaning ascribed thereto in the third paragraph of this agreement;

  (c)
  "Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto or The City of New York;

  (d)
  "Canadian Base Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

  (e)
  "Canadian Preliminary Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

  (f)
  "Canadian Preliminary Prospectus Supplement" has the meaning ascribed thereto in the second paragraph of this agreement;

  (g)
  "Canadian Preliminary Prospectus Supplement" has the meaning ascribed thereto in the second paragraph of this agreement;

  (h)
  "Canadian Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

  (i)
  "Canadian Prospectus Supplement" has the meaning ascribed thereto in the second paragraph of this agreement;

  (j)
  "Canadian Securities Laws" has the meaning ascribed thereto in the second paragraph of this agreement;

  (k)
  "CIA" has the meaning ascribed thereto in Paragraph 2(h) of this agreement;

  (l)
  "Closing" means the completion of the issue and sale by the Company of Shares and the purchase by the Underwriters of the Shares pursuant to this agreement;

  (m)
  "Closing Date" means June 13, 2006 or such later date as the Company and the Underwriters may agree upon in writing, provided that in no event shall the Closing Date be later than June 30, 2006 and in the event the Over-allotment Option is exercised, "Closing Date" shall mean each date on which the Underwriters have agreed to purchase the Optional Shares in accordance with the terms of this agreement;

  (n)
  "Closing Time" means 8:30 a.m. (Toronto time) on any Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree;

  (o)
  "Commission" has the meaning ascribed thereto in the third paragraph of this agreement;

  (p)
  "Common Shares" means the common shares in the capital of the Company;

  (q)
  "Distribution" means "distribution" of the Shares or "distribution to the public" of the Shares as those terms are defined in applicable securities legislation;

  (r)
  "Exchanges" means the Toronto Stock Exchange (referred to herein as the "TSX") and the New York Stock Exchange (referred to herein as the "NYSE");

  (s)
  "Final Base Shelf Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

  (t)
  "Final Filing Time" has the meaning ascribed thereto in Section 1(a) of this agreement;

  (u)
  "Financial Information" means (1) the consolidated comparative financial statements of the Company for (i) the year ended December 31, 2005, the notes thereto and the auditors' report thereon, (ii) the three months ended March 31, 2006 and the notes thereto, (2) the Company's Management Discussion and Analysis of Financial Conditions and Results of Operations (i) for the year ended December 31, 2005 and (ii) for the three months ended March 31, 2006, (3) any other financial statements, incorporated or deemed to be incorporated by reference in the Canadian Prospectus, U.S. Prospectus or the Pricing Disclosure Package and any financial data derived from the foregoing;

  (v)
  "Firm Shares" has the meaning ascribed thereto in the first paragraph of this agreement;

  (w)
  "Form 20-F" means the Annual Report of the Company for the year ended December 31, 2005 on Form 20-F pursuant to the 1934 Act, as amended by the Company's Annual Report on Form 20-F/A filed with the Commission and the Qualifying Authorities on May 26, 2006 (including the documents incorporated by reference therein);

  (x)
  Form F-X" has the meaning ascribed thereto in the third paragraph of this agreement.

  (y)
  "Indemnified Party" means a person or company who has the benefit of the indemnity provisions of Section 7 of this agreement;

  (z)
  "Indemnifying Party" means a party to this agreement which is under an obligation to indemnify an Indemnified Party under the indemnity provisions of Section 7 of this agreement;

  (aa)
  "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g);

  (bb)
  "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors which is specified in Schedule K hereto;

  (cc)
  "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

  (dd)
  "Lead Manager" means Merrill Lynch Canada Inc.;

  (ee)
  "MRRS Decision Document" has the meaning ascribed thereto in the second paragraph of this agreement;

  (ff)
  "Material Adverse Effect" has the meaning ascribed thereto in paragraph 2(l) of this agreement;

  (gg)
  "misrepresentation", "material fact" and "material change" have the respective meanings ascribed thereto in the Securities Act (Ontario);

  (hh)
  "Noon Buying Rate" has the meaning ascribed thereto in the paragraph 3(a) of this agreement;

  (ii)
  "Offering" has the meaning ascribed thereto in the first paragraph of this agreement;

  (jj)
  "Optional Shares" has the meaning ascribed thereto in the first paragraph of this agreement;

  (kk)
  "Over-allotment Option" has the meaning ascribed thereto in paragraph 3(a) of this agreement;

  (ll)
  "Permitted Free Writing Prospectus" has the meaning ascribed thereto in paragraph 3(e) of this agreement;

  (mm)
  "Preliminary Base Shelf Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

  (nn)
  "Pricing Disclosure Package" has the meaning ascribed thereto in the third paragraph of this agreement;

  (oo)
  "Pricing Prospectus" has the meaning ascribed thereto in the third paragraph of this agreement;

  (pp)
  "Qualifying Authorities" has the meaning ascribed thereto in the second paragraph of this agreement;

  (qq)
  "Qualifying Provinces" has the meaning ascribed thereto in the second paragraph of this agreement;

  (rr)
  "Registration Statement" has the meaning ascribed thereto in the third paragraph of this agreement;

  (ss)
  "Reviewing Authority" means the Ontario Securities Commission;

  (tt)
  "Shares" has the meaning ascribed thereto in the first paragraph of this agreement;

  (uu)
  "Shelf Procedures" has the meaning ascribed thereto in the second paragraph of this agreement;

  (vv)
  "Sub-Underwriter" means Citigroup Global Markets Canada Inc.

  (ww)
  "Subsidiaries" means the subsidiaries of the Company within the meaning ascribed thereto under the Business Corporations Act (Ontario);

  (xx)
  "Supplementary Material" means collectively any amendment to the Canadian Prospectus or Registration Statement, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Laws, the 1933 Act or the 1934 Act prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of distribution of the Shares;

  (yy)
  "this agreement" or "the agreement" means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;

  (zz)
  "U.S. Base Prospectus" has the meaning ascribed thereto in the third paragraph of this agreement;

  (aaa)
  "U.S. Preliminary Prospectus" has the meaning ascribed thereto in the third paragraph of this agreement;

  (bbb)
  "U.S. Preliminary Prospectus Supplement" has the meaning ascribed thereto in the third paragraph of this agreement;

  (ccc)
  "U.S. Prospectus" has the meaning ascribed hereto in the third paragraph of this agreement;

  (ddd)
  "U.S. Prospectus Supplement" has the meaning ascribed thereto in the third paragraph of this agreement;

  (eee)
  "Underwriters" means the several underwriters named in Schedule I to this agreement;

  (fff)
  "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

  (ggg)
  "1933 Act" has the meaning ascribed in the second paragraph of this agreement;

  (hhh)
  "1933 Act Regulations" has the meaning ascribed thereto in the second paragraph of this agreement; and

  (iii)
  "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

The following schedules are attached to and form part of this agreement:

  Schedule A — List of Subsidiaries
  Schedule B — Form of Opinion of Canadian Counsel
  Schedule C — Form of Opinion of Quebec Counsel
  Schedule D — Form of Opinion of Finnish Counsel
  Schedule E — Form of Opinion of Swedish Counsel
  Schedule F — Form of Opinion of U.S. Counsel
  Schedule G — Form of Opinion of Special U.S. Counsel
  Schedule H — Pricing Terms
  Schedule I — Underwriters Purchase Obligations
  Schedule J — Form of Lock-Up Agreement
  Schedule K — Issuer General Use Free Writing Prospectus

TERMS AND CONDITIONS

        SECTION 1. Covenants of the Company. The Company covenants with each Underwriter as follows:

  (a)
  Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement.    The Company will, as soon as possible and in any event no later than 5:00 p.m. (Toronto time) on June 8, 2006 (the "Final Filing Time"), prepare and file (1) with each Qualifying Authority, the Canadian Prospectus Supplement (in the English and French languages, as applicable), and (2) with the Commission, the U.S. Prospectus Supplement; provided that the Company will use commercially reasonable efforts to file the Canadian Prospectus Supplement (in the English and French languages) with each Qualifying Authority before 9:30 a.m. on June 8, 2006.

  (b)
  Compliance with Securities Regulations and Commission Requests.    During the period of the distribution of the Shares, the Company will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Base Prospectus or the Canadian Base Prospectus or any amended U.S. Prospectus, amended Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of any request by any Qualifying Authority to amend or supplement the Canadian Preliminary Prospectus or the Canadian Prospectus, or for additional information, or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any of the U.S. Base Prospectus, Canadian Base Prospectus, the U.S. Prospectus, or the Canadian Prospectus, or of the suspension of the qualification of the Shares or for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (iv) of the issuance by any Qualifying Authority or either Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

  (c)
  Filing of Amendments.    The Company will not at any time file or make any amendment or supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Underwriters shall have objected promptly after reasonable notice thereof.

  (d)
  Delivery of Filed Documents.    The Company has furnished or will deliver to each of the Underwriters a copy of the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.

  (e)
  Delivery of Prospectuses.    The Company has furnished or will deliver to each Underwriter, without charge, as many copies of each U.S. Preliminary Prospectus Supplement and Canadian Preliminary Prospectus Supplement as such Underwriters have reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws, but no later than the first Business Day after the Final Filing Time, such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended) as such Underwriter may reasonably request.

  (f)
  Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act, 1933 Act Regulations and Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, 1933 Act Regulations or Canadian Securities Laws, the Company will promptly prepare and file with the Commission and with the Qualifying Authorities, subject to paragraph 1(c) of this agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Lead Manager and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

  (g)
  Rule 158.    The Company will file, on a timely basis, such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the regulations thereunder.

  (h)
  Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus under "Use of Proceeds."

  (i)
  Restriction on Sale of Shares.    During a period of 90 days from the date of the U.S. Prospectus, the Company will not, without the prior written consent of the Lead Manager (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) any Common Shares issuable upon exercise of the 6,900,000 warrants of the Company issued on November 14, 2002, (B) the Shares to be sold hereunder, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, including, without limitation, the Company's stock option plan, (D) any Common Shares issued pursuant to any non-employee director stock option plan or dividend reinvestment plan (E) any Common Shares issued in connection with "flow-through financings" by the Company having an aggregate subscription price of up to $20 million, and (F) any securities issuable after 30 days after the date of the Canadian Prospectus Supplement pursuant to an acquisition, merger, consolidation or amalgamation transaction involving the Company.

  (j)
  Listing.    The Company will use its best efforts to effect the listing of the Shares on the TSX and NYSE and will request to have the Shares trade on an "when issued basis" on the TSX as of the opening of trading on the Business Day following the date of this agreement.

  (k)
  Reporting Requirements.    The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act in respect of the offer and sale of the Shares, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

  (l)
  Delivery of Documents at the time of filing of Canadian Prospectus Supplement.    The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of the Canadian Prospectus Supplement with the Qualifying Authorities:

  (i)
  the comfort letter of its auditors, Ernst & Young LLP, referred to in paragraph 5(k) of this agreement;

  (ii)
  an opinion of its auditors, Ernst & Young LLP, addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof;

  (iii)
  an opinion of counsel to the Company addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, as to which they express no opinion, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus, is, in all material respects, a complete and accurate translation of the English version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus, respectively;

  (iv)
  letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX; and

  (v)
  application to the NYSE with respect to the listing of the Shares.

  (m)
  Supplementary Material.    The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority or the Commission a comfort letter from Ernst & Young LLP relating to the Supplementary Material in the form and substance of the comfort letter described in subparagraph 1(l)(i) of this agreement. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with the Autorité des Marchés Financiers (Québec) opinions relating to the Supplementary Material in the form and substance of the opinions described in subparagraphs 1(l)(ii) and (iii) of this agreement.

  (n)
  Changes.    From the date of this agreement until the end of the period of Distribution under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Underwriters in writing of:

  (i)
  any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

  (ii)
  any change in any fact contained in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or Supplementary Material, which change is or may be of such a nature as to render the Registration Statement, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or Supplementary Material misleading or untrue in any material respect or result in a misrepresentation therein; or

  (iii)
  any change in applicable laws, materially and adversely affecting, or which may materially and adversely affect, the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Common Shares or the Distribution under the Canadian Prospectus or the U.S. Prospectus.

        SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof and as of each Closing Time and agrees with each Underwriter as follows:

  (a)
  Eligibility and compliance with Securities Regulatory Requirements.    The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101, for use of a shelf prospectus under National Instrument 44-102 and for use of Form F-10 under the 1933 Act. Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations ("Rule 163") and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163. At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to any Closing Time: (A) the Canadian Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities; (B) the U.S. Prospectus conformed and will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the Regulations; (C) the Registration Statement, and any amendments or supplements thereto complied and will comply in all material aspects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) no order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, (E) the Registration Statement, or any amendment or supplement thereto does not contain, and any amendment or supplement thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (F) each of the U.S. Preliminary Prospectus and the Canadian Prospectus constitutes, and each of the U.S. Prospectus, Canadian Prospectus, the Pricing Disclosure Package and any Supplementary Material or any amendment or supplement thereto will constitute, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Shares, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (E) and (F) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Lead Manager expressly for use in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus and any Supplementary Material and the parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 16 hereof.

  (b)
  Status as a Well-Known Seasoned Issuer.    (A) At the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (B) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 under the 1933 Act ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405.

  (c)
  MRRS Decision Document.    The Reviewing Authority has issued MRRS Decision Documents dated October 29, 2004 with respect to the Preliminary Base Shelf Prospectus and dated November 17, 2004 with respect to the Canadian Base Prospectus, and no order suspending the distribution of any of the securities of the Company has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by the Reviewing Authority, and any request on the part of the Reviewing Authority for additional information has been complied with.

  (d)
  Documents Incorporated by Reference.    Each document filed or to be filed with the Qualifying Authorities and incorporated by reference in the Canadian Prospectus complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of Canadian Securities Laws and the Shelf Procedures and, when read together with the Canadian Preliminary Prospectus and Canadian Prospectus, as the case may be, do not as of the date of the Canadian Preliminary Prospectus and will not as of the date of the Canadian Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (e)
  Documents Filed with Qualifying Authorities and Commission.    Since the time that the Reviewing Authority issued an MRRS Decision Document on behalf of the Qualifying Authorities for the Canadian Base Prospectus, no document with respect to the Canadian Base Prospectus or the Registration Statement, any amendment thereto or any document incorporated by reference therein, has been filed or transmitted for filing with the Qualifying Authorities or the Commission by or on behalf of the Company, except (i) the supplement dated November 15, 2004 in respect of 6,900,000 Common Shares, (ii) the supplement dated March 15, 2006 in respect of 2,063,635 Common Shares and the amended and restated supplement dated March 28, 2006 in respect of such issuance, and (iii) the Canadian Preliminary Prospectus Supplement and U.S. Preliminary Prospectus Supplement in the form previously delivered to the Underwriters, and (iv) any document incorporated (or deemed to be incorporated) by reference in the Canadian Base Prospectus or incorporated by reference in the Canadian Prospectus Supplement and publicly available on the System for Electronic Document Analysis and Retrieval of the Qualifying Authorities, and (v) any other document copies of which have been provided or made available to the Underwriters.

  (f)
  Pricing Disclosure Package.    The Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the U.S. Prospectus, and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this paragraph 2(f) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager expressly for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 16 hereof.

  (g)
  Independent Accountants.    The accountants who reported on and certified the financial statements included or incorporated by reference in the Registration Statement, the U.S. Prospectus, and the Canadian Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Business Corporations Act (Ontario) and applicable Canadian Securities Laws.

  (h)
  Good Standing of the Company.    The Company is a corporation duly amalgamated, validly existing under the laws of the Province of Ontario and has filed its annual return under the Corporations Information Act (Ontario) (the "CIA") for the most recent year in which it was required to file such return and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and to enter into, deliver and perform its obligations under this agreement; and the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

  (i)
  Good Standing by Subsidiaries.    The Company's only consolidated subsidiaries are as set out in Schedule A hereto. None of the Company's subsidiaries have assets in excess of 5% of the consolidated assets of the Company and its subsidiaries as of the date hereof or represented, for the 2005 fiscal year, revenues or operating cash flow in excess of 5% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period, other than Agnico-Eagle Sweden AB, Riddarhyttan Resources AB, Agnico-Eagle AB (formerly Suurikulta AB) and Agnico Eagle Mexico S.A. de C.V. The assets of Agnico Eagle Mexico S.A. de C.V. did not exceed 10% of the consolidated assets of the Company and its subsidiaries as of the date hereof and did not represent for the 2005 fiscal year, revenues or operating cash flow in excess of 10% of the consolidated revenues or operating cash flow of the Company and its subsidiaries for such period. The information with respect to the subsidiaries set forth in Schedule A hereto is true and accurate in all material respects. Each subsidiary is a corporation duly incorporated, validly existing and has filed its annual return or other information filings under applicable corporations information legislation for the most recent year in which it was required to make such filing under the laws of the jurisdiction of its incorporation, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

  (j)
  Compliance with Canadian Securities Laws.    All consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws (including with respect to the filing of the Canadian Prospectus and the Form 20-F) and the by-laws, rules and regulations of the Exchanges necessary to the execution and delivery of and the performance by the Company of its obligations under this agreement have been made and obtained or will have been obtained by the Closing Time.

  (k)
  Financial Statements.    The financial statements included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the Pricing Disclosure Package and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; and the balance sheets, statements of income (loss) and comprehensive income (loss), shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified in such financial statements have been prepared in conformity with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved The Company's consolidated financial statements for the 2004 and 2005 financial years, together with the financial statements for the interim periods during the 2004 and 2005 financial years as filed with the Qualifying Authorities, have been (A) reconciled to generally accepted accounting principles in Canada ("Canadian GAAP") and the financial statements for the comparative periods included in such financial statements have been restated and presented in accordance with U.S. GAAP in each case in accordance with applicable Canadian Securities Laws or (B) prepared and presented in conformity with Canadian GAAP. The selected financial information included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus or to be included or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Canadian Prospectus.

  (l)
  No Material Adverse Change in Business.    Since the dates as of which information is given in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular annual dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

  (m)
  Absence of Rights.    Except as disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package as at the date thereof and as will be disclosed in the Canadian Prospectus and the U.S. Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company.

  (n)
  Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or the Supplementary Material and which is not so disclosed or will not be so disclosed, or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or which may materially and adversely affect the consummation of the transactions contemplated in this agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Pricing Disclosure Package or the Supplementary Material including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

  (o)
  Authorization.    This agreement has been duly authorized, executed and delivered by the Company and each of the foregoing constitutes or will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

  (p)
  Authorized Capital.    The authorized, issued and outstanding share capital of the Company was, at March 31, 2006, as set forth in the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement and the Pricing Disclosure Package under the caption "Capitalization". All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares in the capital of the Company was issued in violation of the pre-emptive rights of any securityholder of the Company.

  (q)
  Reporting Issuer Status.    The Company is a reporting issuer not in default for purposes of the Securities Act (Ontario) and the corresponding provisions of the other Canadian Securities Laws in jurisdictions which recognize the concept of reporting issuer status.

  (r)
  Authorization and Description of Shares.    The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this agreement. The Shares, when issued and delivered by the Company pursuant to this agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, the Common Shares conform to all statements relating thereto contained in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and will conform to all statements relating thereto to be contained in the Canadian Prospectus and the U.S. Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares is not subject to the preemptive rights of any shareholder of the Company; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares has been validly taken.

  (s)
  Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein and in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, and as will be contemplated in the Canadian Prospectus and the U.S. Prospectus (including the authorization, issuance, sale and delivery of the Shares and the use of the proceeds from the sale of the Shares as described in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter or by-laws of the Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to acquire the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

  (t)
  Absence of Labour Dispute.    No labour dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

  (u)
  Title to Property.    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other property described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be described in the Canadian Prospectus and the U.S. Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its subsidiaries) except such as (A) are described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases, subleases, claims, concessions and agreements material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases, subleases, claims, concessions or agreements mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the property under any such lease, sublease, claim, concession or agreement. The Company, either directly or indirectly, is the owner of the mining claims and mining leases necessary to carry on its current and proposed mining operations and its current and proposed exploration activities, all as set out or contemplated in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package. The mining claims and mining leases held by the Company or its subsidiaries cover the properties required by the Company for such purposes. The Company is entitled to extract minerals from its mines as set forth in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus in each case as at the date thereof and as will be set forth in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and to do all of the exploration and development contemplated in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise described in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus.

  (v)
  Environmental Laws.    Except as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be described in the U.S. Prospectus and the Canadian Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

  (w)
  Foreign Transactions.    None of the Company, any subsidiary or, to the Company's knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of Canada, the United States of any jurisdiction thereof. The operations of the Company and each subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or and subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

  (x)
  No Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

  (y)
  Reserve Information.    The information set forth in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and as will be set out in the Canadian Prospectus and the U.S. Prospectus relating to the estimates by the Company of the proven and probable ore reserves and mineral resources has been reviewed and verified by the Company and, in all cases, the ore reserve information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 — Standards of Disclosure for Mineral Projects and the method of estimating the ore reserves has been verified by mining experience and the information upon which the estimates of reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

  (z)
  Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this agreement, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained, or as may be required, under Canadian Securities Laws.

  (aa)
  Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain claims and other property interest and to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect.

  (bb)
  Investment Company Act.    The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as will be described in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

  (cc)
  Absence of Registration Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except such rights as arise under the terms of the warrant indenture dated November 14, 2002 between the Company and Computershare Trust Company of Canada.

  (dd)
  Other Reports and Information.    There are no reports or information that in accordance with the requirements of any Qualifying Authority must be made publicly available in connection with the offering of the Shares that have not been made or will not be made publicly available during the period of the distribution of the Shares as required; there are no documents required to be filed with any Qualifying Authority in connection with the Canadian Prospectus that have not been filed or will not be filed as required; during the period of the distribution of the Shares there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the U.S. Prospectus or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement or the Pricing Disclosure Package that are not or will not be described, referred to or filed as required by U.S. federal securities laws and the Canadian Securities Laws.

  (ee)
  No Broker.    Other than as contemplated by this agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this agreement.

  (ff)
  Stamp Tax.    No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery to the Underwriters of the Shares or the authorization, execution, delivery and performance of this agreement or the resale of Shares by an Underwriter.

        SECTION 3. Purchase, Sale and Delivery of the Shares.

  (a)
  Agreement to Sell and Purchase.    On the basis of the representation, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each of the Underwriters and each of the Underwriters, agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I, at a purchase price of US$29.57 per Share or $32.87 per Share (being the equivalent of the corresponding United States dollar amount based on the noon rate exchange published by Bank of Canada on the date of this agreement (the "Noon Buying Rate")), and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares (the "Over-allotment Option") as provided herein, the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I at a purchase price of US$29.57 per Share or $32.87 per Share (being the equivalent of the corresponding United States dollar amount based on the Noon Buying Rate) for Optional Shares. The determination of the aggregate amount of the purchase price for the Shares payable to the Company in Canadian dollars and payable in United States dollars shall be made in accordance with paragraph 3(b).

  (b)
  Payment of the Purchase Price.    Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, Suite 4400, Toronto, Ontario, or at such other place as shall be agreed upon by the Lead Manager and the Company, at the Closing Time.

        In addition, in the event that any of the Optional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, the Shares issuable in respect of such Optional Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Lead Manager and the Company, on each Closing Date as specified in the notice from the Lead Manager to the Company; provided that the purchase price per Optional Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.

        Payment in respect of the purchase price for Shares sold or expected to be sold by the Underwriters in Canadian dollars shall be denominated in Canadian dollars and in respect of the purchase price for Shares sold or expected to be sold by the Underwriters in United States dollars shall be denominated in United States dollars, and shall be made to the Company by separate wire transfers of immediately available funds to a bank account designated by the Company not less than 24 hours prior to the Closing Time, against delivery to the Lead Manager for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which it has agreed to purchase. The Lead Manager shall provide to the Company at the Closing Time written confirmation of the number of Shares sold or expected to be sold by the Underwriters in Canadian dollars and in United States dollars and a reconciliation to the purchase price payable to the Company in Canadian dollars and in United States dollars.

  (c)
  Payment of Underwriting Commission.    At the Closing Time, the Company shall contemporaneously pay to the Underwriters the underwriting commission referred to in Section 4 of this agreement, which underwriting commission shall be deducted from and set off against the purchase price payable to the Company by the Underwriters for the Shares. The Lead Manager shall at the Closing Time provide the Company with a receipt acknowledging payment in full of the applicable amount of the underwriting commission.

  (d)
  Denominations; Registration.    Certificates for the Shares issuable in respect of the Firm Shares and the Optional Shares, if any, shall be in such denominations and registered in such names as the Lead Manager may request in writing at least two full business days before any Closing Time. The certificates for the Shares comprising the Firm Shares and the Optional Shares, if any, will be made available for examination and packaging by the Lead Manager in The City of New York or the City of Toronto, as determined by the Lead Manager, not later than 10:00 a.m. (Toronto time) on the second Business Day prior to the Closing Time.

  (e)
  Issuer Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Lead Manager, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Manager, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Manager is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company and the Underwriters hereby acknowledge that the Issuer General Use Free Writing Prospectus (as set out in Schedule K) is a Permitted Free Writing Prospectus for the purposes of this agreement.

  (f)
  Offers to Persons in the European Economic Area.    The Underwriters acknowledge the restrictions on offers and sales of Shares to persons resident of a "Relevant Member State" described in the Canadian Preliminary Prospectus Supplement and U.S. Preliminary Prospectus Supplement under the heading "NOTICES TO CERTAIN EUROPEAN RESIDENTS". The representations and warranties of the Underwriters referred to in the last paragraph under such heading are hereby confirmed by the Underwriters acting severally (but not jointly and severally).

        SECTION 4. Compensation of Underwriters. In return for their underwriting services in respect of the distribution of the Shares, including (i) assisting in the preparation of the Canadian Prospectus and the U.S. Prospectus (and Supplementary Material), (ii) advising on the final terms and conditions of the offering, (iii) forming and managing a selling group for the sale of the Shares, (iv) distributing the Shares to the public both directly and through other registered dealers and brokers, and (v) performing administrative work in connection with the distribution of the Shares, the Company agrees to pay to the Underwriters at the Closing Time, an underwriting commission of US$1.3307 per Firm Shares sold or expected to be sold at a purchase price denominated in United States dollars and $1.479206 per Firm Share (being the equivalent of the corresponding United States dollar amount based on the Noon Buying Rate) sold or expected to be sold at a purchase price denominated in Canadian dollars and, to the extent the Over-allotment Option is exercised, an underwriting commission of US$1.3307 per Optional Share sold at a purchase price denominated in United States dollars and $1.479206 per Optional Share (being the equivalent of the corresponding United States dollar amount based on the Noon Buying Rate) sold at a purchase price denominated in Canadian dollars.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase the Firm Shares and, to the extent the Over-allotment Option is exercised, the Optional Shares, hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

  (a)
  Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement.    (i) The Canadian Prospectus Supplement will have been filed with each Qualifying Authority and the U.S. Prospectus Supplement will have been filed with the Commission in accordance with the requirements of paragraph 1(a) of this agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, Issuer Free Writing Prospectus or the U.S. Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares, or the trading in the Common Shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

  (b)
  Opinion of Canadian Counsel for Company.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule B hereto and to such further effect as counsel to the Underwriters may reasonably request.

  (c)
  Opinion of Québec Counsel for Company.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Fraser Milner Casgrain LLP, Québec counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule C hereto and to such further effect as counsel to the Underwriters may reasonably request, provided that for the purposes of the opinion in paragraph 2 of Schedule C, the mining rights referred to therein shall include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed operations and exploration activities at the LaRonde Mine (including the LaRonde II Project) and El Coco and Terrex properties as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package.

  (d)
  Opinion of Finnish Counsel for Company.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Hannes Snellman, Finnish counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule D hereto and to such further effect as counsel to the Underwriters may reasonably request, provided that for the purposes of the opinion in Schedule D, the mining rights shall include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed operations and exploration activities at the Kittila Mine Project as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package.

  (e)
  Opinion of Swedish Counsel for the Company.    At the Closing Time, the Underwriters shall have received the favourable opinion dated as of the Closing Time of Advokatfirman Vinge KB, Swedish Counsel for the Company in the form and substance satisfactory to counsel for the Underwriters to the effect set forth in Schedule E and to such further effect as counsel to the Underwriters may reasonably request.

  (f)
  Opinion of U.S. Counsel for Company.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Brown Rudnick Berlack Israels LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule F hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public official.

  (g)
  Opinion of Special U.S. Counsel for the Company.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Davies, Ward, Phillips & Vineberg, New York, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule G hereto and to such further effect as counsel to the Underwriters may reasonably request.

  (h)
  Opinion of Canadian Counsel for Underwriters.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Borden Ladner Gervais LLP, Canadian counsel for the Underwriters, with respect to paragraphs 1, 7 (other than enforceability of this agreement) 11, 12 and 13 and the second to last paragraph included in Schedule B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Underwriters and as to matters pertaining to the Company upon the opinion of Davies Ward Phillips & Vineberg LLP. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (i)
  Opinion of U.S. Counsel for Underwriters.    At the Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Shearman & Sterling LLP, United States counsel for the Underwriters, with respect to the matters set forth in clauses 1, 2 and 5 of Schedule F and with respect to the second last paragraph of Schedule G hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (j)
  Officers' Certificate.    At the Closing Time the Underwriters shall have received a certificate of the Vice-Chairman and Chief Executive Officer and the Vice-President, Finance and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) the mining rights referred to in the opinion of Quebec counsel to the Company contemplated by paragraph 5(c) of this agreement include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed operations and exploration activities at the LaRonde Mine (including the LaRonde II Project) and El Coco and Terrex properties as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, (v) the mining rights referred to in the opinion of Finnish Counsel to the Company contemplated by paragraph 5(d) of this agreement include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed options and exploration activities at the Kittila Mine Project as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package (vi) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, and Issuer Free Writing Prospectus or the U.S. Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission, and (vii) no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued by any securities commission or securities regulatory authority in Canada.

  (k)
  Accountants' Comfort Letter.    At the time of the execution of this agreement, the Underwriters shall have received from Ernst & Young LLP, a letter dated the date of this agreement and prepared as at a specified date not more than two business days prior to the date of this agreement, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package.

  (l)
  Bringdown Comfort Letter.    At Closing Time, the Underwriters shall have received from Ernst & Young LLP, a letter dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (k) of this Section, except that the specified date referred to shall be a date not more than two business days prior to Closing Time.

  (m)
  No Objection.    The National Association of Securities Dealers, Inc. shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements in connection with the offering of the Shares.

  (n)
  Lock-up Agreements.    At the date of this agreement, the Lead Manager, on behalf of the Underwriters, shall have received an agreement substantially in the form set forth in Schedule J hereto, signed by the persons listed on Schedule J hereto; provided that the persons who have signed lock up agreements shall in the aggregate be permitted to sell at any time during the period referred to in the lock-up agreements up to 1,000,000 Common Shares and at any time after 60 days from the Closing Date up to a further 500,000 Common Shares.

  (o)
  Approval of Listing.    At Closing Time, (i) the Shares, shall have been approved for listing on the TSX, subject to the Company fulfilling the requirements of the TSX, and (ii) the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance if required.

  (p)
  Additional Documents.    At any Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Lead Manager and counsel for the Underwriters, acting reasonably.

        SECTION 6. Termination of Agreement.

  (a)
  Termination; General.    In addition to the rights described in paragraph 6(b) of the agreement, the Lead Manager may terminate this agreement, by notice to the Company at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this agreement or since the respective dates as of which information is given in the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Canadian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters impracticable to market the Shares or to enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada or the NYSE or the TSX or if trading generally on the American Stock Exchange, NYSE, TSX, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, or (iv) if a banking moratorium has been declared by United States federal, New York state or Canadian federal authorities.

  (b)
  Termination of Agreement.    If any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, this agreement, or in the case of any condition to the purchase of Optional Shares, the obligations of the several Underwriters to purchase the relevant Optional Shares, may be terminated by the Lead Manager by written notice to the Company at any time at or prior to the applicable Closing Time.

  (c)
  Liabilities.    If this agreement is terminated pursuant to this Section 6, such termination shall be without liability of any party to any other party except as provided in Section 10 hereof, and provided further that Sections 2, 6, 7 and 8 shall survive such termination and remain full force and effect.

        SECTION 7. Indemnity.

  (a)
  Indemnity of the Underwriters.    The Company agrees to indemnify and save harmless each of the Underwriters and their directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses (including the reasonable fees and expenses of the Underwriters' counsel that may be incurred with respect to or in defending such claim) in any way caused by, or arising directly or indirectly from or in consequence of:

  (i)
  any information or statement contained in (A) the Registration Statement which contains or is alleged to contain a misrepresentation, or (B) the Canadian Prospectus, or the U.S. Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, or in any certificate of the Company or any officer of the Company delivered hereunder or pursuant hereto which at the time, and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

  (ii)
  any omission or alleged omission to state in (A) the Registration Statement, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Canadian Prospectus, or the U.S. Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, or any certificate of the Company or any officer of the Company delivered hereunder or pursuant hereto, any material fact, required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  (iii)
  any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, or based upon any failure to comply with Canadian Securities Laws or securities laws of the United States (other than any failure or alleged failure to comply by the Underwriters or their banking or selling group), preventing or restricting the trading in or the sale or Distribution of the Shares in any of the Qualifying Provinces or the United States;

  (iv)
  the non-compliance or alleged non-compliance by the Company with any requirement of Canadian Securities Laws or applicable securities legislation of the United States in connection with the transactions herein contemplated including the Company's non-compliance with any statutory requirement to make any document available for inspection; and

    (v)
    a breach of any term of this agreement;

      provided, however, that this indemnity shall not apply to any liability, claim, action, suit, proceeding, loss, cost, damage and expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Lead Manager expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus. The parties hereto agree that such information provided by the Lead Manager consists solely of the material referred to in Section 16 hereof.

  (b)
  Indemnity of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses (including the reasonable fees and expenses of the Company counsel that may be incurred with respect to or in defending such claim) in any way caused by, or arising directly or indirectly from, in or consequence of the matters described in the indemnity contained in subparagraph 7(a)(i), (ii) and (iii) of this agreement as incurred, but only with respect to untrue information or statements or omissions, or alleged untrue information or statements or omissions, made in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Lead Manager expressly for use in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus. The parties hereto agree that such information provided by the Lead Manager consists solely of the material referred to in Section 16 hereof.

  (c)
  Indemnity Inclusions.    An Indemnifying Party's agreement to indemnify an Indemnified Party under paragraphs 7(a) or (b) of this agreement shall include, without limiting the generality thereof, the Company's agreement to indemnify and save harmless an Indemnified Party in respect of:

  (i)
  all liabilities, claims, losses, costs, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in paragraph 7(a) or (b) of this agreement, provided that (subject to paragraph 7(g) of this agreement) any such settlement is effected with the prior written consent of the Company; and

  (ii)
  all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Lead Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any matter referred to in paragraph 7(a) or (b) of this agreement.

  (d)
  Rights Held in Trust.    To the extent that any Indemnified Party is not a party to this agreement, the Underwriters (in the case of the indemnity in paragraph 7(a) of this agreement) and the Company (in the case of the indemnity in paragraph 7(b) of this agreement) shall obtain and hold the rights and benefits of this Section 7 in trust for and on behalf of such Indemnified Party.

  (e)
  Consent to Settlement.    None of the Company and any of the Underwriters shall agree to any settlement of any claim, action, suit or proceeding referred to in this Section 7 unless the Company and each of the Underwriters has consented in writing thereto.

  (f)
  Notice.    Each Indemnified Party shall give notice as promptly as reasonably practicable to each Indemnifying Party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 7. Counsel to the Indemnified Parties shall be selected by the Lead Manager (in the case of the indemnity in paragraph 7(a)) of this agreement) and the Company (in the case of the indemnity in paragraph 7(b)) of this agreement). An Indemnifying Party may participate at its own expense in the defense of any such action, provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall an Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

  (g)
  Settlement without Consent.    If at any time any Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested such Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party shall not be liable for any settlement of the nature contemplated by this Section 7 effected without its consent if such Indemnifying Party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Canadian Prospectus and the U.S. Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Company shall be limited to contribution from each Underwriter (severally and not jointly) in an amount not exceeding the lesser of:

    (i)
    the portion of the full amount of the loss or liability giving rise to such contribution for which such Underwriter is responsible, as determined in accordance with the provisions of this Section 8;

    (ii)
    the amount of the aggregate underwriting commission actually received by such Underwriter from the Company hereunder; and

    (iii)
    the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Section 11 of this agreement and not joint.

        SECTION 9. Severability. If any provision of Sections 7 and 8 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

        SECTION 10. Expenses of the Offering. Whether or not the transactions herein contemplated shall be completed, except as hereinafter specifically provided, all expenses of or incidental to the authorization, allotment and issue of the Shares and all expenses of or incidental to all other matters in connection with such transactions including, without limitation, listing fees, expenses payable in connection with the qualification of the Shares for sale to the public, the fees and expenses of counsel for the Company, all fees and expenses of local counsel, all fees and expenses of the Company's auditors, all costs relating to information meetings (including roadshow expenses), all filing and listing fees and all costs incurred in connection with the preparation, printing and filing of, and any costs associated with electronic delivery by the Underwriters to investors of, the Registration Statement, (including financial statements and exhibits and the Form F-X), Canadian Preliminary Prospectus, Preliminary Prospectus, Canadian Prospectus, U.S. Prospectus, Supplementary Material, any Permitted Free Writing Prospectus and share certificates representing the Shares, filing fees incident to (including the reasonable fees and disbursements of counsel to the Underwriters in connection with) the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, fees and expenses of the transfer agent and registrar for the Shares (but excluding the fees of the Underwriters' and any out-of-pocket expenses of the Underwriters) shall be borne by and be for the account of the Company, provided that if this agreement is terminated in accordance with the provisions of subparagraph 6(a)(i) and paragraph 6(b), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 11. Underwriting Obligations. The obligation of the Underwriters to purchase the Shares at the Closing Time shall be several and not joint and several and shall be limited to the aggregate number of Firm Shares and to the extent the Over-allotment Option is exercised, the Optional Shares set out opposite the name of each of the Underwriters set out in Schedule I.

        In the event that any Underwriter shall fail to purchase its applicable number of Shares (the "Defaulted Securities") at the Closing Time, the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such numbers as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

  (a)
  if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligation of all non-defaulting Underwriters, or

  (b)
  if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default to the Company or to any non-defaulting Underwriter.

        In the event of any such default which does not result in a termination of this agreement either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

        SECTION 12. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Phillip Flink (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this agreement or the Shares that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Toronto, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

        To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

        SECTION 13. Remedies. The rights of termination contained in Section 6 are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

        SECTION 14. Survival. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Shares and continue in full force and effect for the benefit of the Underwriters and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Shares or the preparation of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or otherwise. This agreement shall constitute the entire agreement with respect to the purchase of the Shares among the parties.

        SECTION 15. Time is of the Essence and Governing Laws. Time shall be of the essence of the agreement arising from this offer and its acceptance by the Company and such agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        SECTION 16. Underwriters Information. The parties acknowledge and agree that, for purposes of paragraphs 2(f), 7(a) and 7(b) hereof, the information provided by or on behalf of any Underwriter consists solely of: the information included in the table following the first paragraph and in the seventh and eighth paragraphs, in each case under the caption "Plan of Distribution" in the Canadian Preliminary Prospectus Supplement and the U.S. Preliminary Prospectus, and as such information may be reproduced in the Canadian Prospectus Supplement and the U.S. Prospectus Supplement.

        SECTION 17. Use of Headings. The headings and subheadings of sections and paragraphs of this agreement appear for reference only and shall not be read or interpreted as forming part of the relevant section or paragraph.

        SECTION 18. Notices.

  (a)
  Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a "Communication") that is or may be given or made hereunder shall be in writing addressed as follows:

        If to the Company, at:

  Agnico-Eagle Mines Limited
  145 King Street East, Suite 500
  Toronto, ON
  M5C 2Y7

  Attention: David Garofalo
                    Chief Financial Officer and Vice President, Finance

  Fax No.: (416) 367-4681

        If to the Lead Manager or any or all of the Underwriters, addressed and sent to:

  Merrill Lynch Canada Inc.
  BCE Place
  181 Bay Street
  Toronto, ON
  M5J 2V8

  Attention: Greg Fournier
                    Managing Director

  Fax No.: (416) 369-8778

  or to such other address as any of the parties may designate by notice given to the others in accordance with this subparagraph.

  (b)
  Each Communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (a) a Communication which is personally delivered shall, if delivered before 5:00 p.m. on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (b) a Communication which is sent by telex, telegraph or facsimile transmission shall, if sent on a Business Day and the machine on which it is sent receives the answer back code of the party to whom it is sent before 5:00 p.m., be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

  (c)
  Each Underwriter hereby agrees and acknowledges that the Company shall be entitled to and shall act on any Communication given or agreement entered into by or on behalf of the Underwriters by the Lead Manager and that the Lead Manager have irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement of any claim, action, suit or proceeding referred to in Section 7, which consent shall be given by the Indemnifying Party.

  (d)
  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Manager or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 19. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        SECTION 20. Parties. This agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and any other person who may be an Indemnified Party, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors, and any other person who may be an Indemnified Party, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 21. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

        If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance on the accompanying counterparts of this letter, return the same to us whereupon this letter as so accepted shall constitute an agreement between us in accordance with the foregoing.

AGNICO-EAGLE MINES LIMITED
per:	/s/ DAVID GAROFALO Name: David Garofalo Title: Chief Financial Officer and Vice-President, Finance

        The foregoing offer is accepted and agreed to by the Underwriters as of the date first above written.

MERRILL LYNCH CANADA INC.
per:	/s/ GREG FOURNIER Name: Greg Fournier Title: Managing Director

UBS SECURITIES CANADA INC.
per:	/s/ STEVEN A. LATIMER Name: Steven A. Latimer Title: Executive Director

NATIONAL BANK FINANCIAL INC.		ORION SECURITIES INC.		TD SECURITIES INC.
per:	/s/ BRUNO KAISER Name: Bruno Kaiser Title: Director, Corporate and Investment Banking	per:	/s/ KENNETH GILLIS Name: Kenneth Gillis Title: Managing Director	per:	/s/ EWAN MASON Name: Ewan Mason Title: Managing Director

SCOTIA CAPITAL INC.		SPROTT SECURITIES INC.
per:	/s/ J. PAUL ROLLINSON Name: J. Paul Rollinson Title: Managing Director	per:	/s/ DARREN WALLACE Name: Darren Wallace Title: Director, Investment Banking

BLACKMONT CAPITAL INC.		CIBC WORLD MARKETS INC.		CITIGROUP GLOBAL MARKETS INC.
per:	/s/ CHAD WILLIAMS Name: Chad Williams Title: Director, Investment Banking	per:	/s/ RICHARD MCCREARY Name: Richard McCreary Title: Managing Director	per:	/s/ J.R.T. BLACKETT Name: J.R.T. Blackett Title: Managing Director

PARADIGM CAPITAL INC.		RAYMOND JAMES LTD.		CANACCORD CAPITAL CORPORATION
per:	/s/ JOHN WARWICK Name: John Warwick Title: Partner (Authorized Signing Officer)	per:	/s/ JOHN D. GRANT Name: John D. Grant Title: Managing Director	per:	/s/ JENS J. MAYER Name: Jens J. Mayer Title: Executive Vice President

        The Sub-Underwriter below agrees to the applicable terms and conditions contained herein:

CITIGROUP GLOBAL MARKETS CANADA INC.
per:	/s/ STANLEY H. HARTT Name: Stanley H. Hartt Title: Managing Director

Schedule A

List of Subsidiaries

Legal Name of Subsidiary	Statutes of Incorporation	Number of Issued and Outstanding Voting Shares(1)	Number of Voting Shares Beneficially Owned by Agnico-Eagle Mines Limited(1)	Per Cent of Issued and Outstanding Voting Shares Beneficially Owned by Agnico-Eagle Mines Limited or a direct or indirect wholly owned subsidiary	Operating Status
Agnico-Eagle Sweden AB	Sweden	—	—	100%	Active
Riddarhyttan Resources AB	Sweden	105,753,846	102,880,951	97.3%	Active
Agnico-Eagle AB (formerly Surrikulta AB)	Sweden	—	—	97.3%	Active
Riddarhyttan Resources Oy	Finland	—	—	97.3%	Active
Riddar Gold AB	Sweden	—	—	97.3%	Not Active
Oijarvi Resources Oy	Finland	—	—	97.3%	Not Active
Svenska Koppar AB	Finland	—	—	97.3%	Not Active
Agnico Eagle Mexico S.A. de C.V.	Mexico	—	—	100%	Active
1641315 Ontario Inc.	Ontario	—	—	100%	Active
Agnico-Eagle (USA) Limited	Colorado	—	—	100%	Active
Agnico-Eagle (Delaware) LLC	Delaware	—	—	100%	Active
989093 Ontario Limited	Ontario	—	—	100%	Active

(1)
Information not required if direct or indirect wholly-owned subsidiary of Agnico-Eagle Mines Limited as indicated by notation "100%" in column titled "Per Cent of Issued and Outstanding Voting Shares" or if the subsidiary is wholly-owned by Riddarhyttan Resources AB.

Schedule B

Canadian Counsel Opinion

(Davies Ward Phillips & Vineberg LLP Opinion)

1.
The Company is a corporation existing under the laws of the Province of Ontario and has filed its annual return under the Corporations Information Act (Ontario) (the "CIA") for the most recent year in which it was required to file such a return.

2.
The Company has the corporate power and capacity under the laws of the Province of Ontario to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, the Pricing Disclosure Package and the U.S. Prospectus.

3.
The Company is a reporting issuer under the securities laws of each Canadian Province which recognizes the concept of reporting issuer and is not on the list of defaulting reporting issuers maintained by the Qualifying Authority in each of such province(s) that maintains such a list.

4.
The Company is extra-provincially registered or otherwise qualified as an extra-provincial or a foreign corporation to transact business under the laws of the Province of Québec, being the only jurisdiction in which the nature of the Company's business or the location of its assets makes such registration or qualification necessary.

5.
The authorized, issued and outstanding share capital of the Company was as set forth in the U.S. Prospectus, the Pricing Disclosure Package and the Canadian Prospectus under the headings "Description of Share Capital" and "Capitalization" and no holder of outstanding shares in the capital of the Company is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.

6.
To such counsel's knowledge, the Company beneficially owns directly that number of shares in each subsidiary set forth opposite the subsidiary's name in Exhibit 1 hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

7.
The Company has the corporate power and capacity to execute, deliver and perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms (except for the provisions of Section 7 — Indemnity, Section 8 — Contribution and Section 9 — Severability of the Underwriting Agreement in respect of which such counsel shall not be required to opine).

8.
The Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.

9.
All corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares has been validly taken.

10.
Based solely on a review of the Company's constating documents and a certificate of the Company, the issuance of the Shares is not subject to the pre-emptive rights of any shareholder of the Company.

11.
A Decision Document has been obtained for the Canadian Base Prospectus from the Reviewing Authority evidencing that receipts have been issued by each Qualifying Authority for the Canadian Base Prospectus and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of the Qualifying Provinces to permit the Shares to be offered, sold and delivered in the Qualifying Provinces by or through persons registered under such laws and no other authorization, approval, permit or license of any government, governmental instrumentality or court of any Qualifying Province or of Canada is required for the issuance, sale and delivery of the Shares.

12.
All descriptions in the U.S. Prospectus, the Pricing Disclosure Package and the Canadian Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that in accordance with the requirements of the Qualifying Authorities must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required; and, to such counsel's knowledge, there are no documents required to be filed with the Qualifying Authorities in connection with the Canadian Preliminary Prospectus or the Canadian Prospectus that have not been filed as required.

13.
The statements made in the Registration Statement under Part II — Information Not Required To Be Delivered To Offerees or Purchasers — Indemnification, the statement made in the Canadian Prospectus and the U.S. Prospectus under the headings "Description of Share Capital" and "Canadian Federal Income Tax Considerations" and the statements made in the Canadian Prospectus under the heading "Eligibility for Investment", to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

14.
The attributes of the Common Shares conform in all material respects to the description thereof contained in the U.S Prospectus, the Pricing Disclosure Package and the Canadian Prospectus.

2

15.
The form of definitive certificate representing the Shares has been duly approved and adopted by the Company and complies with the provisions of the OBCA relating thereto and with the applicable requirements of the TSX.

16.
To such counsel's knowledge, based solely on a certificate of an officer of the Company, no default exists in the performance or observance of any material obligation, agreement, covenant or condition in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party that is described or referred to in the U.S. Prospectus, the Pricing Disclosure Package and the Canadian Prospectus or filed as an exhibit to the Registration Statement (collectively referred to as "Contracts") that is referred to in Exhibit A to this Schedule B (the "Contracts Exhibit"). For greater certainty, the aforementioned certificate of officer shall include confirmation that none of the Contracts which are not also referred to in the Contract Exhibit are material to the business or operations of the Company.

17.
The Shares have been approved for listing on the TSX, subject to the Company fulfilling the requirements of such exchange set forth in the conditional approval letter on or before the date referred to in such letter.

18.
To such counsel's knowledge, based solely on a certificate of an officer of the Company, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

19.
To such counsel's knowledge, no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares has been issued by any securities commission or securities regulatory authority in Canada and no proceedings for that purpose have been instituted or are pending or contemplated.

20.
The execution, delivery and performance of the Underwriting Agreement and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the U.S. Prospectus, the Pricing Disclosure Package and the Canadian Prospectus and compliance by the Company with its obligations under each of the Underwriting Agreement do not and will not result in any violation of the constating documents of the Company, and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in a breach of, a default under, or Repayment Event (as defined in the Underwriting Agreement) or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary under (a) any indenture, mortgage, loan agreement or other agreement or instrument referred to in the Contracts Exhibit (provided that such counsel is not required to express an opinion with respect to real property, mining leases and subleases, mining licenses, claims, rights and concessions) except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect; (b) any existing applicable Canadian federal statute or regulation or statute or regulation of the Province of Ontario; or (c) to such counsel's knowledge, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or Sudbury or any of their properties, assets or operations.

3

21.
The Common Shares are qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans.

22.
The Canadian Prospectus (excluding the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority.

23.
The provisions of the Québec Securities Act relating to the use of the French language and of the Charter of the French Language, R.S.Q. c. C-11 (other than those relating to verbal communications, as to which we express no opinion) will have been complied with in respect of the Prospectus and forms of order and confirmation (the "Offering Documents") to be delivered to purchasers in the Province of Québec in connection with the sale of the Shares, when issued, to the extent such purchasers receive a copy of the Offering Documents in the French language (on the assumption that the Offering Documents constitute the entire contract for the Shares), provided that the Offering Documents in the English language may be delivered without delivery of the French language versions thereof to those physical persons in the Province of Québec who have expressly requested in writing to receive such Offering Documents in the English language only.

24.
The Company is eligible to file a short form prospectus and a prospectus supplement with the Reviewing Authority.

25.
The filing of the U.S. Prospectus and the Canadian Prospectus with the Reviewing Authority and the Qualifying Authorities, in each case, have been duly authorized by and on behalf of the Company.

26.
The filing of the Registration Statement with the Commission has been duly authorized by and on behalf of the Company.

4

        Such opinion shall additionally state that such counsel have participated in the preparation of the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, and the Supplementary Material in connection with the offering of the Shares, if any, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement, the U.S. Prospectus and the Canadian Prospectus and related matters were discussed and are familiar with or have participated in the preparation of the documents incorporated by reference in the U.S. Prospectus and the Canadian Prospectus and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus, except as set forth in paragraphs 5 and 13 above, on the basis of the foregoing, no facts have come to such counsel's attention which gave such counsel reason to believe that the Canadian Prospectus and such Supplementary Material (except for the financial statements, financial statement schedules and other financial data and the scientific and technical information included therein in reliance on the authority of    •    ,    •    and    •    , as experts included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the Canadian Prospectus was filed with the Qualifying Authorities, at the time any such Supplementary Material filed before the Closing Time was filed with the Qualifying Authorities, or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel's attention that would lead such counsel to believe that the Pricing Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

        In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

5

Exhibit A to Schedule B

Contracts Exhibit

1.
The Second Amended and Restated Credit Agreement dated December 23, 2004 among Agnico-Eagle Mines Limited and a syndicate of lenders led by The Bank of Nova Scotia, as amended by the First Amendment dated December 23, 2005;

2.
The Employment Agreements referred to under item 19 of the Form 20-F;

3.
Warrant Indenture dated November 14, 2002 between the Company and Computershare Trust Company of Canada;

6

Schedule C

Québec Counsel Opinion

(Fraser Milner Casgrain LLP)

1.
The Company is the registered owner of the mining rights, leases ("Leases") and concessions (collectively, "Mining Rights") referred to in a schedule (the "Schedule") to such opinion and has title thereto, subject to the provisions of the Mining Act (Quebec) and there are no registered liens or encumbrances against such Mining Rights except as set forth in the Schedule to such opinion and the Leases are valid and enforceable in accordance with their respective terms.

2.
Such counsel has been informed by letter received from the Minister of Natural Resources and Wildlife (Quebec) (the "Ministry") and addressed to such counsel, that the Company, as holders of the Leases, is the registered holder of the Leases in the Public Register of Real and Immovable Mining Rights maintained at the Ministry under the Mining Act (Quebec).

3.
The execution and delivery of each of the Underwriting Agreement by the Company, the authorization, issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, and compliance by the Company with the terms of the Underwriting Agreement do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (a) the Leases; or (b) any existing applicable law, rule or regulation of the Province of Québec.

Schedule D

Finnish Counsel Opinion

(Hannes Snellman)

1.
The mining claims and mining concession listed in an appendix to such opinion have been registered in the name of Suurikulta AB with the Finnish mining register, maintained by the Ministry of Trade and Industry of Finland.

2.
The claims and mining concession are valid and enforceable in accordance with the Finnish Mining Act (in Finnish "kaivoslaki", 503/1965 as amended).

3.
According to the mining register, maintained by the Ministry of Trade and Industry, the mining claims and mining concession listed in an appendix to such opinion are in good standing and have not been pledged, mortgaged or otherwise encumbered.

4.
Suurikulta AB, a limited liability company incorporated in Sweden with a branch registered in Finland is qualified under the laws of Finland to own property and carry on business in Finland.

Schedule E

Swedish Counsel Opinion

(Vinge KB)

1.
Each subsidiary named in Exhibit 1 to Schedule E (a "Subsidiary") is a corporation duly incorporated and validly existing under the laws of Sweden.

2.
Each Subsidiary is qualified to carry on business under the laws of Sweden.

3.
As to the registered and issued share capital of each Subsidiary.

4.
As to the registered shareholders of each Subsidiary.

Exhibit 1 to Schedule E

Agnico-Eagle-Mines Limited

Subsidiaries (Sweden)

Legal Name of Subsidiary
Agnico-Eagle Sweden AB
Riddarhyttan Resources AB
Agnico-Eagle AB (formerly Suurikulta AB)

2

Schedule F

Form of Opinion of U.S. Counsel

(Brown Rudnick Berlack Israels LLP)

1.
The Registration Statement filed in connection with the offering and sale of the Common Shares in the United States, is effective under the Securities Act of 1933 (the "1933 Act"). The Company is eligible to file the Registration Statement and the Form F-X was filed with the Commission prior to the effectiveness of the Original Registration Statement. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act. The filing of the U.S. Preliminary Prospectus Supplement to the Registration Statement on June 5, 2006 with the Commission pursuant to General Instruction II.L of Form F-10 has been made in the manner and in the time period required by such General Instruction. The filing of the U.S. Prospectus Supplement to the Registration Statement on June 8, 2006 with the Commission pursuant to General Instruction II.L of Form F-10 has been made in the manner and in the time period required by such General Instruction. Each Issuer General Free Writing Prospectus set forth on Schedule K to the Underwriting Agreement has been filed in the manner and within the time period set forth in Rule 433(d) promulgated under the 1933 Act.

2.
The Registration Statement and the U.S. Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Amended Form F-X complies as to form in all material respects with the requirements of the 1933 Act and the 1993 Act Regulations.

3.
No consent, approval, authorization, license, order, registration, qualification or decree of or with any court or governmental authority, agency or body, other than as have been obtained, taken or made under the 1933 Act is necessary or required by the Company in connection with the due authorization, execution and delivery of the Underwriting Agreement, or for the offering, issuance, sale or delivery of the Shares, under the federal securities laws of the United States of America.

4.
The Shares have been approved for listing on the NYSE, subject to official notice of issuance of the Shares.

5.
The Company is not, and upon the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Canadian Prospectus and the U.S. Prospectus, and the Pricing Disclosure Package will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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Schedule G

Form of Opinion of Special U.S. Counsel

(Davies Ward Phillips & Vineberg (New York))

1.
To such counsel's knowledge, except as disclosed in the Registration Statement, the U.S. Prospectus Supplement, or the Pricing Disclosure Package there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign which could reasonably be expected to result in a Material Adverse Effect.

2.
The statements in the U.S. Prospectus and the Pricing Disclosure Package under the caption "United States Federal Income Tax Considerations", to the extent they constitute legal matters with respect to United States taxation, have been reviewed by such counsel summarizes of and fairly present the information stated therein in all material respects.

3.
All descriptions in the Registration Statement and the Pricing Disclosure Package of (i) U.S. statutes, regulations, legal or governmental proceedings are fairly summarized in all material respects.

4.
The execution and delivery by the Company of the Underwriting Agreement, the compliance by the Company with the terms of the Underwriting Agreement and the issue and sale of the Shares by the Company to you pursuant to the Underwriting Agreement will not result in a breach of, default under, or the acceleration of (or entitle any party to accelerate) the performance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is referred to in Exhibit A to Schedule G of the Underwriting Agreement.

        Such opinion shall additionally state that such counsel have participated in the preparation of the U.S. Prospectus Supplement and in conferences with officers and other representatives of the Company, representatives of the auditors of the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the U.S. Prospectus and related matters (including the preparation thereof) were discussed and we have reviewed a copy of the Registration Statement and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that, (A) the Registration Statement or any amendment thereto made prior to the Closing Time (except for the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included therein in reliance on the authority of    •    ,    •    and    •    , as experts, as to which we have not been requested to express a view), at the time such Registration Statement or any amendment thereto became effective and as of the date of the U.S. Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included therein in reliance on the authority of    •    ,    •    and     •    , as experts, as to which we have not been requested to express a view), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Pricing Disclosure Package (other than the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included therein in reliance on the authority of     •    ,    •    and    •    , as experts, as to which we have not been requested to express a view), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement

3

        In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of New York and the federal law of the United States, upon opinions of local counsel, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

4

Exhibit A to Schedule G

Contracts Exhibit

1.
The Second Amended and Restated Credit Agreement dated December 23, 2004 among Agnico-Eagle Mines Limited and a syndicate of lenders led by the Bank of Nova Scotia, as amended by the First Amendment dated December 23, 2005;

2.
Employment Agreements referred to under item 19 of the Form 20-F;

3.
Warrant Indenture dated November 14, 2002 between the Company and Computershare Trust Company of Canada.

5

Schedule H

Pricing Terms

Number of Firm Shares Offered:	8,455,000
Number of Optional Shares Offered:	1,268,250
Public Offering Price per Share:	C$32.87	(based on the Noon Buying Rate of 1.1116)
	US$29.57
Underwriting Commission per Share:	C$1.479206	(for Shares sold or to be sold in Canadian dollars)
	US$1.3307	(for Shares sold or to be sold in United States dollars)
Date of Delivery of Firm Shares:	June 13, 2006

Schedule I

Underwriters Purchase Obligations

Underwriter	Total Number of Firm Shares to be purchased	Number of Optional Shares to be Purchased if Over-allotment Option is Fully Exercised
Merrill Lynch Canada Inc	2,536,500	380,475
UBS Securities Canada Inc	1,014,600	152,190
National Bank Financial Inc	845,500	126,825
Orion Securities Inc	845,500	126,825
TD Securities Inc	845,500	126,825
Scotia Capital Inc	676,400	101,460
Sprott Securities Inc	676,400	101,460
Blackmont Capital Inc	169,100	25,365
CIBC World Markets Inc	169,100	25,365
Citigroup Global Markets Inc	169,100	25,365
Paradigm Capital Inc	169,100	25,365
Raymond James Ltd	169,100	25,365
Canaccord Capital Corporation	169,100	25,365

Total	8,455,000	1,268,250

SCHEDULE J

FORM OF LOCK-UP AGREEMENT

    •    , 2006

MERRILL LYNCH CANADA INC.
on behalf of the several Underwriters
named in the within-mentioned
Underwriting Agreement

c/o
Merrill Lynch Canada Inc.
BCE Place
181 Bay Street
Toronto, ON
M5J 2V8

Ladies and Gentlemen:

        The undersigned director or senior officer of Agnico-Eagle Mines Limited, an Ontario company (the "Company"), understands that an Underwriting Agreement (the "Underwriting Agreement") will be executed by the Company and Merrill Lynch Canada Inc. (the "Underwriters"), providing for the public offering (the "Offering") of Common Shares of the Company ("Shares") in the United States pursuant to the Company's registration statement on Form F-10 (File No. 333-120043), as amended or supplemented, and in all provinces of Canada pursuant to a short form prospectus to be filed by the Company, as amended or supplemented.

        This Lock-up Letter Agreement is being entered into in accordance with paragraph 5(k) of the Underwriting Agreement at the request of the Underwriters.

        For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that without the prior written consent of Merrill Lynch Canada Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, sell (including any sale pursuant to Rule 144 under the Securities Act of 1933, as amended), offer to sell, pledge, file a registration statement or prospectus, announce any intention to sell or grant any option for the sale of any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by such shareholder in accordance with the rules and regulations of the Securities and Exchange Commission or the securities legislation of any province or territory of Canada and shares of Common Stock which may be issued upon exercise of any option or warrant) or any securities convertible into or exchangeable or exercisable for Common Shares for a period (the "Lock-up Period") commencing the date of the Underwriting Agreement and ending 90 days thereafter; provided that during the Lock-up Period, the undersigned may make gifts of any number of Common Shares or securities convertible into Common Shares, or may transfer to its affiliates shares of Common Shares convertible into Common Shares, upon the condition that such donees or transferees agree to be bound by the foregoing restriction in the same manner as it applies to the undersigned; and provided further that the directors and senior officers listed below may in the aggregate sell up to 1,000,000 Common Shares at any time during the Lock-Up Period and up to an additional 500,000 Common Shares after 60 days after the date hereof.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-up Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

        This Lock-up Letter Agreement has been entered into on the date first written above.

Yours very truly,
[Name of Director or Senior Officer]

Names of Directors and
Senior Officers:

Directors

Leanne M. Baker
Douglas R. Beaumont
Sean Boyd
Bernard Kraft
Mel Leiderman
James D. Nasso
Eberhard Scherkus
Howard R. Stockford
Pertti Voutilainen

Senior Officers

Donald G. Allan
Alain Blackburn
David Garofalo
Tim Haldane
R. Gregory Laing
Jean Robitaille

2

Schedule K

Issuer General Use Free Writing Prospectuses

1.
Press Release of the Company dated June 5, 2006.

QuickLinks

COMMON SHARES AGNICO-EAGLE MINES LIMITED UNDERWRITING AGREEMENT
TERMS AND CONDITIONS
Schedule A List of Subsidiaries
Schedule E Swedish Counsel Opinion (Vinge KB)
Exhibit 1 to Schedule E Agnico-Eagle-Mines Limited Subsidiaries (Sweden)
Schedule F Form of Opinion of U.S. Counsel (Brown Rudnick Berlack Israels LLP)
Schedule G
Exhibit A to Schedule G
Schedule H Pricing Terms
Schedule I Underwriters Purchase Obligations
SCHEDULE J FORM OF LOCK-UP AGREEMENT
Schedule K Issuer General Use Free Writing Prospectuses